Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference of our report dated March 8, 2002, covering the financial statements and supplemental schedule of The Peoples Bank & Trust Company 401(k) Plan as of December 31, 2001, and 2000 and for the year ended December 31, 2001, included in this Form 11-K, into The Peoples Bank & Trust Company 401(k) Plan Registration Statement on Form S-8 (File No. 333-XXXXX), filed concurrently with this Form 11-K.




                                  /s/  Nail McKinney Professional Association


Tupelo, MS
March 31, 2003